SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant           [ X ]
Filed by a Party other than the Registrant           [    ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant toss.240.14a-12


                               SHOE CARNIVAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

        1)   Title of each class of securities to which transaction applies:

        2)   Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)   Proposed maximum aggregate value of transaction:

        5)   Total fee paid:

[   ]   Fee paid previously with preliminary materials.
[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:

        2)   Form, Schedule or Registration Statement No.:

        3)   Filing Party:

        4)   Date Filed:

                               SHOE CARNIVAL, INC.

                 NOTICE OF ANNUAL MEETING OF COMMON SHAREHOLDERS
                           TO BE HELD ON JUNE 12, 2003




     The annual meeting of common shareholders of Shoe Carnival, Inc. will be held at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana, on Thursday, June 12, 2003, at 10:00 a.m., C.D.T., for the following purposes:

        (1) To elect one Director to serve until the 2006 annual meeting of shareholders and until his successor is elected and has qualified, as set forth in the accompanying Proxy Statement;

        (2) To ratify the appointment of Deloitte & Touche LLP, as auditors for the Company for fiscal year 2003;

        (3) To transact such other business as may properly come before the meeting.


     All common shareholders of record at the close of business on April 4, 2003 will be eligible to vote.

     It is important that your stock be represented at this meeting. Whether or not you expect to be present, please fill in, date, sign and return the enclosed proxy form in the accompanying addressed, postage-prepaid envelope. If you attend the meeting, your proxy will be canceled at your request.




                                              David A. Kapp, Secretary

                               SHOE CARNIVAL, INC.
                               8233 Baumgart Road
                            Evansville, Indiana 47725

                                 PROXY STATEMENT
                      Annual Meeting of Common Shareholders

                                  June 12, 2003


     This statement is being furnished to common shareholders on or about May 7, 2003, in connection with a solicitation by the Board of Directors of Shoe Carnival, Inc. (the "Company") of proxies to be voted at the annual meeting of common shareholders to be held at 10:00 a.m., C.D.T., Thursday, June 12, 2003, at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana, for the purposes set forth in the accompanying Notice.

     At the close of business on April 4, 2003, the record date for the meeting, there were 12,633,820 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of the Director, each common shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. The proxy may be revoked by giving written notice of revocation to the Company, executing a subsequently dated proxy that is delivered to the Company, or attending the annual meeting and voting in person. Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as a Director of the nominee listed under Proposal 1 and for Proposal 2. Election of the Director will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. Neither broker non-votes nor abstentions will have any effect on the vote required to approve any of the proposals.

     The Board of Directors knows of no matters, other than those reported below, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

     The cost of this solicitation of proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by Company employees acting without additional compensation.

                              ELECTION OF DIRECTOR
Nominee

     The Company currently has five Directors divided into three classes. Two classes contain two Directors each, with the remaining class containing one Director. The term of one class expires each year. Each Director holds office for a three-year term expiring at the annual meeting of shareholders held in the year that is three years after his election and thereafter until his successor is elected and qualified.

     The shareholders will be asked to elect one Director. William E. Bindley has been nominated by the Board of Directors for election as Director for a term to expire at the 2006 annual meeting of shareholders and until his successor is elected and qualified. Mr. Bindley has served as a Director since 1993. It is the intention of the persons named in the accompanying form of proxy, absent contrary instructions therein, to vote such proxy for the election to the Board of Directors of Mr. Bindley.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each Director has been the same for the last five years, and each Director possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by him.

                                                                                          Shares
                                                                                       Beneficially
                                                  Present                                Owned on
                                                 Principal                Director       April 2,       Percent of
          Name               Age                Occupation                  Since         2003(1)         Class
------------------------     ---    -----------------------------------   --------   ---------------   -----------

                                                NOMINEE FOR DIRECTOR
                 (Nominee for three-year term to expire at the annual meeting of shareholders in 2006)
William E. Bindley           62     Chairman of the Board and               1993            5,000   (2)          *
                                    Chief Executive Officer of
                                    Bindley Capital Partners, LLC(3)


                                       DIRECTORS CONTINUING IN OFFICE
                        (Term expiring at the annual meeting of shareholders in 2004)

Mark L. Lemond               48     President and Chief Executive           1988          549,335   (4)       4.3%
                                    Officer of the Company

James A. Aschleman           58     Partner of Baker & Daniels              2001            1,200   (5)          *
                                    (law firm)

                        (Term expiring at the annual meeting of shareholders in 2005)

J. Wayne Weaver              68     Chairman of the Board of the            1988        4,833,230   (6)      38.3%
                                    Company, Chairman and Chief
                                    Executive Officer of Jacksonville
                                    Jaguars, LTD (professional football
                                    franchise), and Chairman and Chief
                                    Executive Officer of LC Footwear, LLC
                                    (footwear distributor) (7)


Gerald W. Schoor             68     Merchant Banker                         1993            7,000   (8)          *
                                    (self-employed) (9)





     The Board of Directors recommends a vote FOR the nominee listed above.


                                       2

----------------

*     Less than 1%

(1) Does not include shares subject to options that are not presently exercisable (i.e., within 60 days after April 2, 2003).

(2) Includes 4,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(3) Mr. Bindley also serves on the Board of Directors of Priority Healthcare Corporation, a distributor and provider to the alternate site healthcare market. From 1968 until February 2001, Mr. Bindley's principal occupation was chairman of the board and chief executive officer of Bindley Western Industries, Inc., a pharmaceutical wholesale distribution company.

(4) Includes 11,500 shares directly owned by Mr. Lemond's spouse and 266,874 shares issuable upon the exercise of presently exercisable options granted under the Company's 1993 Stock Option and Incentive Plan ("1993 Stock Option Plan") and the Company's 2000 Stock Option and Incentive Plan ("2000 Stock Option Plan").

(5) Represents 200 shares owned by Mr. Aschleman's spouse and 1,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(6) Includes 1,750,000 shares directly owned by Mr. Weaver's spouse, 333,230 shares owned jointly with Mr. Weaver's spouse and 1,000,000 shares held in a trust of which Mr. Weaver is a trustee.

(7) Mr. Weaver also serves on the Board of Directors of Stein Mart, Inc., a chain of off-price retail stores. From 1978 until February 2, 1993, Mr. Weaver's principal occupation was as president and chief executive officer of Nine West Group, Inc. ("Nine West"), a designer, developer and marketer of women's footwear.

(8) Represents 3,000 shares held as co-trustee for the benefit of Mr. Schoor's spouse and 4,000 shares issuable upon the exercise of presently exercisable options granted under the Company's Outside Directors Stock Option Plan.

(9) Prior to January 1997, Mr. Schoor was employed as president of Corporate Finance Associates, St. Louis (financial intermediary) and as executive vice president of National Industrial Services, Inc. (industrial asset management company).


Meetings and Committees

     During fiscal 2002, the board of directors held five meetings. Each Director during fiscal 2002 attended at least 75% of the total board meetings and the meetings of the respective committees on which he served. The board of directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each of the Committees operates pursuant to a written charter which can be viewed on the Company's website at www.shoecarnival.com.

     The Audit Committee is comprised of the Company's  non-employee  Directors:
Messrs. Schoor (Chair), Bindley and Aschleman. It met seven times during fiscal 2002. The Audit Committee is solely responsible for the selection and hiring of independent public accountants to audit the Company's books and records and preapproves audit and permitted non-audit services undertaken by the auditor. This Committee is also responsible for review of (i) the Company's financial reports and other financial information, (ii) systems of internal controls regarding finance, accounting, legal compliance and ethics, and (iii) auditing, accounting and financial reporting processes. The Audit Committee also approves all related-party transactions, including the Company's relationships with LC Footwear, LLC and PL Footwear, Inc. The Committee meets with management and the independent auditors as necessary.

     The  Compensation   Committee   consists  of  the  Company's   non-employee
Directors: Messrs. Bindley (Chair), Schoor and Aschleman. The Compensation Committee held three meetings during fiscal 2002. The Compensation Committee is responsible for reviewing, determining and establishing the salaries, bonuses and other compensation of the executive officers and Directors of the Company. The Compensation Committee also administers the Company's 1993 Stock Option Plan, 2000 Stock Option Plan and Employee Stock Purchase Plan.

     The Nominating and Corporate Governance Committee consists of the Company's non-employee Directors: Messrs. Aschleman (Chair), Bindley and Schoor. This Committee met once during fiscal 2002. The Committee exercises a leadership role in shaping the corporate governance of the Company and recommends to the Board corporate governance principles on a number of topics, including (i) board organization, membership and function, (ii) committee structure and membership, and (iii) oversight of evaluation of the Board. As the nominating body of the Board, the Committee also interviews, evaluates, nominates and recommends individuals for membership on the Board and on the various committees of the Board. The Committee also will consider shareholder nominations for Directors. For a description of the requirements regarding shareholder nominations and other proposals, see "Shareholder Proposals for 2004 Annual Meeting" and the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than 10% of Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during fiscal 2002 all filing requirements applicable to its executive officers, Directors and greater than 10% shareholders were timely satisfied.

Summary Compensation Table

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during each of the three most recent fiscal years, to the Company's Chief Executive Officer, and to each of the Company's four other most highly compensated executive officers, based on salary and bonuses earned during fiscal 2002 (the "Named Executive Officers").

                                     Summary Compensation Table

                                                                             Long-Term
                                                                            Compensation
                                                                            ------------
                                           Annual Compensation (1)             Awards
                                        ----------------------------        -----------
                                                                             Securities
                             Fiscal                                          Underlying        All Other
Name and Principal Position  Year       Salary              Bonus(2)        Options (3)      Compensation (4)
---------------------------  -----      ------              --------        -----------      ---------------
Mark L. Lemond,               2002     $  548,077          $ 101,000             75,000         $   27,504  (5)
President and Chief           2001        496,250            132,500                  0             22,760  (6)
Executive Officer             2000        462,596                  0             50,000              4,912  (7)

J. Wayne Weaver,              2002     $  300,000          $       0                  0         $        0
Chairman of the Board         2001        300,000                  0                  0                  0
                              2000        300,000                  0                  0                  0

Timothy T. Baker,             2002     $  358,212          $  52,700             20,000         $   14,507  (5)
Executive Vice President--    2001        289,731             63,600                  0              8,883  (6)
Store Operations              2000        217,692                  0             35,000              3,213  (7)

Clifton E. Sifford,           2002     $  358,212          $  52,700             20,000         $   16,373  (5)
Executive Vice President--    2001        289,731             63,600                  0             14,542  (6)
General Merchandise Manager   2000        217,692                  0             35,000              4,908  (7)

W. Kerry Jackson,             2002     $  189,616          $  24,400             15,000         $   13,942  (5)
Senior Vice President         2001        177,923             33,400                  0             14,707  (6)
-Chief Financial Officer      2000        158,885                  0             15,000              8,827  (7)
and Treasurer
---------------

(1) The column for Other Annual Compensation is not included (as permitted under applicable regulations) because the perquisites and other personal benefits awarded, earned or paid to the Named Executive Officers did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for each Named Executive Officer for any of the years listed.
(2) Represents bonuses earned during the fiscal year indicated, which bonuses at times have been paid in the subsequent fiscal year.
(3)  All of the amounts reflect option shares.  The Company has never granted
     SARs.
(4) Except as otherwise indicated, all amounts are compensation related to life and disability insurance premiums.
(5) Of the amounts shown, $26,153 for Mr. Lemond, $13,156 for Mr. Baker, $15,021 for Mr. Sifford and $12,661 for Mr. Jackson represent the Company's matching contributions under the Company's 401(k) Plan and Deferred Compensation Plan.
(6) Of the amounts shown, $21,650 for Mr. Lemond, $7,774 for Mr. Baker, $13,432 for Mr. Sifford and $13,693 for Mr. Jackson represent the Company's matching contributions under the Company's 401(k) Plan and Deferred Compensation Plan.
(7) Of the amounts shown, $3,986 for Mr. Lemond, $2,287 for Mr. Baker, $3,767 for Mr. Sifford and $8,141 for Mr. Jackson represent the Company's matching contributions under the Company's 401(k)Plan and Deferred Compensation Plan.

Employment and Noncompetition Agreements

     On January 15, 1993, the Company entered into a noncompetition agreement with J. Wayne Weaver. As long as Mr. Weaver is an executive officer or Director of the Company he may not engage directly or indirectly through any other company or entity in the retail shoe business without the prior approval of the Company's Audit Committee. The Audit Committee has approved Mr. Weaver's association with LC Footwear, LLC and PL Footwear, Inc. Effective February 1, 1993, Mr. Weaver became an employee of the Company at an annual salary of $300,000. Although Mr. Weaver will continue to be involved in other business activities and will not devote full time to the Company, he will devote such time to the Company as he deems necessary or appropriate to perform his duties as Chairman of the Board.

     On August 1, 2001, the Company entered into Employment and Noncompetition Agreements with Mr. Baker and Mr. Sifford. The term of the agreements is through December 31, 2003. The agreements will automatically be extended for successive one-year periods unless either party gives notification prior to the end of the then term of the agreement that the term of the agreement shall no longer be extended. The agreements provide for an annual base salary equivalent to the salary in effect as of August 1, 2001, subject to increase by the Compensation Committee of the Company's Board of Directors. Messrs. Baker and Sifford are entitled to participate in such bonus plans as the Company may establish from time to time. Under each of the agreements, employment of the executive may be terminated by the Company upon death or disability of the executive or by the Company for "Cause" (as defined in the agreement) or without Cause. The executive may terminate employment voluntarily or for "Good Reason" (defined as a reduction in salary or position). If an executive is terminated for death, disability, Cause or voluntarily terminates, the executive will receive only amounts that are earned and unpaid as of the date of termination. If an executive is terminated by the Company without Cause or terminates for Good Reason, absent a "Change in Control," the executive will continue to receive his bi-weekly salary for a period of twelve months and be reimbursed for health care premiums for the lesser of twelve months or until the executive is reemployed and is eligible for health care coverage. Additionally, any non-vested stock options granted after the date of the agreement that would have vested within twelve months of termination will become immediately exercisable. If the executive is terminated by the Company without Cause or terminates for Good Reason within two years of a "Change in Control" (as defined in the agreement), the executive is entitled to a lump sum payment within 30 days of termination equivalent to 200% of his base salary plus the highest bonus paid within the past two years, which bonus amount will not be less than 25% of his base salary; reimbursement for health care premiums for the lesser of eighteen months or until the executive is reemployed and is eligible for health care coverage; outplacement services; and any non-vested stock options that would have vested within twelve months of termination will become immediately exercisable. If any payment under the agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code, the executive would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. The benefits to the executive under the agreement are subject to certain conditions, including the agreement by the executive not to compete with the Company for a period of two years following the termination of the executive's employment.

     On July 1, 2002, the Company entered into an Employment and Noncompetition Agreement with Mr. Lemond. The term of the agreement is through June 30, 2006. The term of the agreement will automatically be extended one year on July 1st of each year unless either party gives notification not more than 90 and not less than 30 days prior to a July 1st, in which case the agreement will terminate four years after such July 1st. The agreement provides for an annual base salary equivalent to his salary for fiscal 2002, subject to increase by the Compensation Committee of the Company's Board of Directors. Mr. Lemond is entitled to participate in such bonus plans as the Company may establish from time to time. In addition, the Company will keep in effect a spilt-dollar life insurance policy on the life of Mr. Lemond and his spouse in the face amount of $1,000,000. Under the agreement, employment will terminate upon Mr. Lemond's death, may be terminated by the Company upon Mr. Lemond's disability or by the Company for "Cause" (as defined in the agreement) or without Cause. Mr. Lemond may terminate employment voluntarily, for "Good Reason" (defined as a reduction in salary or position, involuntary relocation, breach of the agreement by the Company, or notification that the Company will not extend the agreement term), or retirement. If Mr. Lemond is terminated for death, disability, Cause or voluntarily terminates or retires, he will receive (i) earned but unpaid base pay plus (ii) as long as the reason is not for Cause or a voluntary termination, a prorated bonus, and (iii) if for disability, a bonus equal to the split-dollar policy premiums required to be reimbursed to the Company plus applicable taxes. If Mr. Lemond is terminated by the Company without Cause or terminates for Good Reason, he will receive (i) earned but unpaid base pay, (ii) a prorated bonus,
(iii) a lump-sum payment equivalent to two times the "Salary Continuation Benefit" (defined as the sum of salary plus the larger of the bonuses paid to Mr. Lemond for the two years preceding the termination date or 25% of the salary then in effect), (iv) a monthly wage continuation for 24 months equal to one-twelfth of his Salary Continuation Benefit, (v) a bonus equal to the split-dollar policy premiums required to be reimbursed to the Company plus applicable taxes, and (vi) medical and dental benefits for the lesser of the remainder of the contract term or until Mr. Lemond is reemployed and is eligible for health care coverage. Additionally, all unvested options will immediately vest. If any payment under the agreement would be subject to the excise tax under Section 4999 of the Internal Revenue Code, Mr. Lemond would be entitled to receive additional compensation from the Company to cover the excise taxes, interest and penalties (if applicable) and other taxes arising from the additional compensation. The benefits to Mr. Lemond under the agreement are subject to certain conditions, including the agreement by Mr. Lemond not to compete with the Company for a period of two years following the termination of his employment.

     The Company does not currently have employment or noncompetition agreements with any other executive officers.

Split Dollar Life Insurance

     In March 1999, the Company established a split-dollar life insurance arrangement on the lives of Mr. Lemond and his spouse. The life insurance policy provides coverage in the amount of $1.0 million, payable on the death of the last to survive. The annual premiums on the policy are $21,300. Under the arrangement, at the later of the death of Mr. Lemond or his spouse, the Company will be reimbursed for all premiums paid by it, and the balance of the proceeds of the policy would be paid to the estate of Mr. Lemond or his spouse.

     Prior to the enactment of the Sarbanes-Oxley Act on July 30, 2002, the Company paid all of the premiums on the policy. There is currently uncertainty as to whether the payment of premiums on a split-dollar life insurance policy by a company would constitute a personal loan prohibited under the Sarbanes-Oxley Act. Due to this uncertainty, Mr. Lemond paid the latest premium on his split-dollar life insurance policy, and the Company paid to Mr. Lemond a bonus in an amount sufficient to cover the premium paid by Mr. Lemond and the tax liability on the bonus. The Company will reevaluate this split-dollar arrangement when there is more definitive guidance on the effect of the Sarbanes-Oxley Act on split-dollar life insurance policies.

Compensation of Directors

     During 2002, the Company paid non-officer Directors an annual retainer of $15,000 per year and a fee of $1,000 for each meeting of the Board with accompanying committee meetings attended. Attendees of Committee meetings in which the full Board does not meet are paid a fee of $1,000 per meeting or $750 if attendance is by conference call. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. No Director who is an officer or employee of the Company receives compensation for services rendered as a Director.

     On March 4, 1999, the Board of Directors approved the Outside Directors Stock Option Plan. The plan reserves for issuance 25,000 shares of the Company's Common Stock (subject to adjustment for stock splits, stock dividends and certain other changes to the Common Stock). The plan calls for each non-employee Director to be granted on April 1 of each year an option to purchase 1,000 shares of the Company's common stock at the market value on the date of the grant. The options will vest six months from the date of grant and expire ten years from the date of grant.

Stock Options

     The Company's Board of Directors and shareholders approved the 1993 Stock Option Plan, effective January 15, 1993, and amended it at the 1997 annual meeting of shareholders. The 1993 Stock Option Plan reserves 1,500,000 shares of the Company's Common Stock for stock option grants (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock).

     The Company's Board of Directors and shareholders approved the 2000 Stock Option Plan, effective June 8, 2000. The 2000 Stock Option Plan reserves 1,000,000 shares of the Company's Common Stock for stock option grants (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock).

     The Compensation Committee of the Board of Directors administers and grants incentive awards under the 1993 Stock Option Plan and the 2000 Stock Option Plan. The 1993 Stock Option Plan and the 2000 Stock Option Plan provide for the grant to officers and other key employees of the Company of incentive awards in the form of stock options or restricted stock. Stock options granted under the plans may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options").

     The following table sets forth information with respect to options granted by the Company under the 1993 and 2000 Stock Option Plans to the Named Executive Officers during the fiscal year ended February 1, 2003.

                         Option Grants in Last Fiscal Year

                               Individual Grants (1)
                        -----------------------------------

                                                                                   Potential Realizable Value
                        Number of       % of Total                                  at Assumed Annual Rates
                        Securities        Options                                          of Stock Price
                        Underlying       Granted to     Exercise or                Appreciation for Option Term (2)
                          Options       Employees in    Base Price    Expiration   -------------------------------
Name                   Granted (#)(3)   Fiscal Year      ($/Sh)          Date           5%($)          10%($)
---------------        -------------    ------------    -----------   ----------        -----          ------

Mark L. Lemond              75,000             24.1%      $17.12       04/03/12       $807,501       $2,046,365

J. Wayne Weaver               ---              ---          ---           ---             ---             ---

Timothy T. Baker            20,000              6.4%      $17.12       04/03/12       $215,334         $545,697

Clifton E. Sifford          20,000              6.4%      $17.12       04/03/12       $215,334         $545,697

W. Kerry Jackson            15,000              4.8%      $17.12       04/03/12       $161,500         $409,273

---------------

(1) During fiscal 2002, options to purchase an aggregate of 311,000 shares were granted to 117 employees at exercise prices equal to or above the market price on the respective grant dates. Such options have a term of ten years, subject to earlier expiration at or following termination of employment in certain circumstances.
(2) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.
 (3)These options become exercisable in thirds on the first through third anniversaries of the grant date.

     The following table sets forth information with respect to the exercise of options held by the Named Executive Officers during fiscal year 2002 and unexercised stock options held by such individuals at the end of the fiscal year ended February 1, 2003.

            Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

                                                      Number of Securities
                                                            Underlying                  Value of Unexercised
                                                      Unexercised Options at                In-the-Money
                                                              Fiscal                 Options at Fiscal Year-End
                                                           Year-End (#)                        ($)(1)
                                                    ----------------------------    ----------------------------
                    Shares Acquired      Value
      Name          on Exercise(#)   Realized($)(2)  Exercisable  Unexercisable      Exercisable   Unexercisable
------------------  ---------------  --------------  -----------  -------------      -----------   -------------
Mark L. Lemond                  0               0       235,207       91,667          $1,267,369       $116,285

J. Wayne Weaver                 0               0             0            0                   0              0

Timothy T. Baker            3,800       $  40,470        47,867       31,668          $  191,061       $ 86,984

Clifton E. Sifford         18,655       $  92,004        48,627       31,668          $  309,253       $ 86,984

W. Kerry Jackson           14,850       $ 124,603        24,999       20,001          $  102,064       $ 36,286
---------------

(1) The closing price for the Company's Common Stock as reported by The Nasdaq Stock Market on January 31, 2003 was $13.03. The value is calculated on the basis of the difference between the Common Stock option exercise price and $13.03, multiplied by the number of "in-the-money" shares of Common Stock underlying the options.
(2) The value realized is calculated based on the difference between the closing market price of the Common Stock on the date of exercise and the option exercise price, multiplied by the number of shares to which the exercise relates.

     The following table sets forth information regarding outstanding grants and shares available for grant under the Company's existing equity compensation plans, including our 1993 Stock Option Plan, 2000 Stock Option Plan, Outside Directors Stock Option Plan and the Shoe Carnival, Inc. Employee Stock Purchase Plan. All information is as of February 1, 2003.

                                    Equity Compensation Plan Information

                                                                                                  Number of Securities
                                            Number of Securities                                   Remaining Available
                                              To be Issued Upon           Weighted Average         for Future Issuance
                                           Exercise of Outstanding       Exercise Price of        (Excluding Securities
                                            Options, Warrants and       Outstanding Options,        Reflected in the
             Plan Category                         Rights               Warrants and Rights           First Column)
-----------------------------------        -----------------------      --------------------      ---------------------
Equity compensation plans
approved by security holders (1)                  1,081,133                   $ 10.27                      648,803 (2)

Equity compensation plans not
approved by security holders (3)                      9,000                   $ 12.28                       16,000

Total                                             1,090,133                   $ 10.29                      664,803
---------------

(1) Includes the 1993 Stock Option Plan, 2000 Stock Option Plan and the Employee Stock Purchase Plan.
(2) Includes 453,169 shares available for future issuance as stock options or restricted stock under the 2000 Stock Option Plan and 195,634 shares available for future issuance under the Shoe Carnival, Inc. Employee Stock Purchase Plan. No additional grants will be made from the 1993 Stock Option Plan.
(3) Includes the Outside Directors Stock Option Plan which has been approved by the Company's Board of Directors but was not required to be approved by its shareholders. For a description of the material terms of the plan see "Compensation of Directors".

Compensation Report of the Compensation Committee

     Executive Compensation Policy. In evaluating the performance of the Company, the Compensation Committee focuses primarily on attained increases in store growth, sales, operating income, net earnings and earnings per share as compared to the Company's internal financial plan for the year approved by the Board of Directors. In making compensation decisions, the Compensation Committee also reviews executive compensation practices within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

     The Company designs compensation programs to attract, retain and motivate the finest talent possible for all levels of the organization. In addition, the programs are designed to treat all employees fairly, to be cost-effective and to assure that all compensation will continue to be tax deductible. To that end, all programs, including those for executive officers, have the following characteristics.

     - Compensation is based on the level of job responsibility, the individual's level of performance and Company performance. Members of management have a greater portion of their pay based on Company performance than do non-management employees.

     - Compensation also takes into consideration the value of the job in the marketplace. To retain its highly skilled work force, the Company strives to remain competitive with the pay of employers of a similar stature who compete with the Company for talent.

     - The Company's 1993 and 2000 Stock Option Plans are intended to provide a long-term incentive for executives and other key employees to maximize growth and profitability to create shareholder value.

     The basic components of executive compensation, including that of the Chief Executive Officer, consist of salary, bonus, stock options and participation in the Company's 401(k) Savings Plan, Deferred Compensation Plan, Employee Stock Purchase Plan and Executive Medical Plan. The Company does not currently provide for any defined benefit pension plan.

     Cash Compensation. The Compensation Committee reviews and approves salaries for the Chief Executive Officer and other executive officers on an annual basis or at other times as necessary to accommodate the hiring of new employees, promotions or other considerations. Recommended base salaries are reviewed and set based on a number of factors, including job responsibilities, individual industry experience, individual performance, Company performance, industry data for comparable positions and recommendations by senior executive officers. No predetermined weight is given to any of the above factors.

     Salary increases for the Company's executive officers have averaged approximately 12.1% annually for the past three years. Certain executive officers have received greater salary increases corresponding to expanded responsibilities as a result of the continued growth of the Company.

     A portion of the cash compensation of executive officers and most other salaried employees consists of bonus payments. Under the Company's Executive Incentive Compensation Plan, most salaried employees, including all executive officers, are eligible to receive a cash bonus equal to a specified percentage of the participant's base salary if certain financial objectives are met. The financial objectives for executive officers relate to the attainment of sales, operating income, net earnings, earnings per share, return on equity, return on invested capital and stock price appreciation goals established in advance by the Company's management and approved by its Board of Directors. Based on the Company's 2002 financial performance, bonuses under the plan were awarded to all Named Executive Officers.

     Stock Options. The Company considers equity compensation, in the form of stock options, to be an important element in the overall compensation of its executive officers and other key employees. The grant of stock options continues the Company's practice of increasing management's equity ownership in order to ensure that the interests of management remain closely aligned with those of the Company's shareholders. Stock options also create an incentive for the Company's key employees to remain with the Company for the long term because the options are typically not immediately exercisable and, if not exercised, are forfeited immediately if the employee is terminated for cause or voluntarily terminates his employment (other than by reason of death, disability or retirement) or within three months if employment is terminated for any other reason except death, disability or retirement.

     Options are granted pursuant to the Company's 1993 and 2000 Stock Option Plans at the discretion of the Company's Compensation Committee. The Compensation Committee relies in large part on the recommendation of the Chairman in determining the number of option shares to be granted to executive officers, based upon the Chairman's assessment of individual performance and the Company's performance. With the exception of new employees, options are typically granted on an annual basis. Selected operational and administrative managers and all executive officers were granted options in 2002 with an exercise price equal to the market price on the grant date. See "Stock Options - Option Grants in Last Fiscal Year".

     Chief Executive Officer Compensation. The Chief Executive Officer's total compensation is based upon the same factors as the compensation of other executive officers, including his individual performance and the Company's short-term and long-term performance, as measured principally by increases in store growth, sales, operating income, net earnings, earnings per share, return on equity, return on invested capital and stock price appreciation. In addition, the Compensation Committee reviews the level of chief executives' compensation within the retail and footwear industries with consideration given to, among other factors, differences in sales, growth rates and total market capitalization.

     In April 2002, the Compensation Committee increased Mr. Lemond's salary 10% from $500,000 to $550,000 and granted him an option to purchase 75,000 shares of the Company's Common Stock. Based on the 2002 financial results, Mr. Lemond received a bonus of $101,000 under the quantitative Executive Incentive Compensation Plan. The bonus represents 37% of the maximum that could be earned under the plan by Mr. Lemond.

   Compensation Committee

       James A. Aschleman (beginning December 12, 2002)
       William E. Bindley (full year)
       Gerald W. Schoor (full year)


Report of the Audit Committee

     Management of the Company is responsible for the financial reporting process, including the system of internal accounting and financial controls, and for the preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States. The Company's independent accountants, Deloitte & Touche LLP, are responsible for performing the audit of the Company's consolidated financial statements and expressing an opinion on those statements. The Audit Committee is responsible for oversight of all aspects of the Company's financial reporting, internal controls and audit processes. A copy of the current Audit Committee Charter adopted by the Board of Directors is included in this proxy statement as Appendix A. The Audit Committee is composed of three "independent directors" as that term is defined by the listing standards of the National Association of Securities Dealers, Inc.

     In fulfillment of its responsibilities, the Audit Committee on a regular basis discusses with both management and Deloitte & Touche LLP the adequacy and effectiveness of the Company's internal accounting and financial controls. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management and Deloitte & Touche LLP. In addition, the Audit Committee has discussed with Deloitte & Touche LLP all matters required to be discussed with audit committees by Statement on Auditing Standards No. 61, "Communication with Audit Committees". Deloitte & Touche LLP also provided the Audit Committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee has discussed with Deloitte & Touche LLP any relationships or services that might impact their objectivity and independence.

      Based on the Audit Committee's review and discussions referenced in this report, the Audit Committee recommended to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended February 1, 2003 for filing with the Securities and Exchange Commission.

   Audit Committee

       Gerald W. Schoor
       William E. Bindley
       James A. Aschleman

                             INDEPENDENT ACCOUNTANTS

     The ratification of the appointment of Deloitte & Touche LLP as auditors for the Company for fiscal year 2003 is recommended by the Audit Committee and will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Audit Committee. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Audit Committee reserves the right to replace the auditors at any time.

     The Board of Directors and the Audit Committee recommend a vote FOR the ratification of Deloitte & Touche LLP as auditors for 2003.

The Company incurred fees with Deloitte & Touche LLP for the following services for fiscal years 2002 and 2001:

      Audit Fees
         Fees relating to the audit of the Company's annual financial statements and the reviews of the financial statements filed on Form 10-Q were $132,100 and $106,500 in fiscal years 2002 and 2001, respectively.
      Audit Related Fees
         Fees relating to audit services of employee benefit plans were $9,600 and $12,400 in fiscal years 2002 and 2001, respectively.
      Tax and All Other Fees
         No services other than audit services were preformed by Deloitte & Touche LLP for the Company in fiscal years 2002 and 2001.

Performance Graph

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the Nasdaq Stock Market Index and the Nasdaq Index for Retail Trade Stocks for the period from January 30, 1998 through January 31, 2003.


                          Comparison of Cumulative Total Return Among The Company,
                     Nasdaq Stock Market Index and Nasdaq Index for Retail Trade Stocks
              --------------------------------------------------------------------------------

                                  January 30,   January 29,   January 28,   February 2,    February 1,   January 31,
                                     1998          1999          2000          2001           2002          2003
------------------------------------------------------------------------------------------------------------------------
The Nasdaq Stock Market (U.S.)        100           156           241           164            119            83
------------------------------------------------------------------------------------------------------------------------
Nasdaq Retail Trade Stocks            100           122            98            75             90            73
------------------------------------------------------------------------------------------------------------------------
Shoe Carnival, Inc.                   100           113            95           104            167           156
------------------------------------------------------------------------------------------------------------------------

[PERFORMANCE GRAPH APPEARS HERE]

Compensation Committee Interlocks and Insider Participation

     During fiscal 2002, the Compensation Committee consisted of Messrs. Bindley and Schoor, and Mr. Aschleman joined the Committee on December 12, 2002. None of the Compensation Committee members were involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.

Certain Transactions

     Mr. Weaver, along with Bradley W. Weaver, his son and the owner of 4.9% of the outstanding shares of the Company's Common Stock, are the principal shareholders of LC Footwear, LLC and PL Footwear, Inc. Mr. J. Wayne Weaver is also Chairman of the Board and Chief Executive Officer of LC Footwear, LLC and PL Footwear, Inc.

     The Company purchases women's footwear from LC Footwear, LLC in the ordinary course of business. During 2002, the Company purchased approximately $372,000 of merchandise from LC Footwear, LLC. Management of the Company believes that purchases from LC Footwear, LLC are on terms that are not less favorable to the Company than could be obtained from unrelated third parties for comparable merchandise.

     PL Footwear, Inc., along with others, serve as import agents for the Company. Import agents represent the Company on a commission basis in dealings with shoe factories primarily in mainland China where most of the Company's private label shoes are manufactured. As agents for the Company, PL Footwear, Inc. and others visit shoe manufacturers, collect shoe samples, submit these samples to the Company and advise the Company of market conditions and availability of merchandise. They also help select leather, assist in detailing and quality control and coordinate the production and delivery schedule of a portion of the Company's private label merchandise. The Company pays PL Footwear, Inc. 10% of the gross purchase price of shoes bought through that company. Commissions paid to PL Footwear, Inc. were approximately $1.2 million in 2002. Management of the Company believes that the arrangements with PL Footwear, Inc. are on terms that are not less favorable to the Company than could be obtained from unrelated parties.

     Mr. Aschleman is a partner of the law firm of Baker & Daniels, which has in the past, and continues to, provide legal services to the Company.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of April 2, 2003, certain information with respect to beneficial ownership of the Company's Common Stock by each person (or group of affiliated persons) who is known by management to own beneficially more than 5% of the Common Stock, by each Named Executive Officer who is not a Director, and by all Directors and current executive officers as a group. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                                     Number of Shares    Percent of
                            Name                                    Beneficially Owned      Class
---------------------------------------------------------------     ------------------   ----------

 J. Wayne Weaver and Delores B. Weaver(1)......................       4,833,230  (2)        38.3%
 Timothy T. Baker..............................................          65,944  (3)          *
 Clifton E. Sifford............................................          59,253  (4)          *
 W. Kerry Jackson..............................................          37,966  (5)          *

 All current executive officers and Directors as a group
 (9 persons)...................................................       5,586,694  (6)        42.7%

 Dimensional Fund Advisors, Inc.
 1299 Ocean Ave., 11th Floor
 Santa Monica, CA  90401**.....................................
                                                                        916,200  (7)         7.3%
 Barclays Global Investors, NA
 Barclays Global Fund Advisors
 45 Fremont Street
 San Francisco, CA 94105**.....................................         648,946  (8)         5.1%
----------

*     Less than 1%

**    Information is based solely on reports filed by such shareholder under
      Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934.

(1) J. Wayne Weaver and Delores B. Weaver are husband and wife. Their address is 8233 Baumgart Road, Evansville, Indiana 47725.

(2) Mr. and Mrs. Weaver each individually own 1,750,000 shares and jointly own 333,230 shares. 1,000,000 shares are held in a trust of which Mr. and Mrs. Weaver are both trustees.

(3)   Includes 57,867 shares issuable upon the exercise of options.

(4)   Includes 58,627 shares issuable upon the exercise of options.

(5)   Includes 31,666 shares issuable upon the exercise of options.

(6)   Includes 443,200 shares issuable upon the exercise of options.

(7) The shareholder is a registered investment advisor and has sole voting and dispositive power with respect to the shares. All of the indicated shares are owned by advisory clients of the shareholder, and the shareholder disclaims beneficial ownership of such shares.

(8)   The shareholders are banks.

                  SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 2004 Annual Meeting of Common Shareholders is January 7, 2004.

     In order to be considered at the 2004 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as Directors and of any business to be brought by a shareholder before an annual shareholders' meeting. Specifically, the By-Laws provide that for a shareholder to nominate a person for election to the Company's Board of Directors, the shareholder must be entitled to vote for the election of Directors at the meeting and must give timely written notice of the nomination to the Secretary of the Company. The By-Laws also provide that for business to be properly brought before an annual meeting by a shareholder, the shareholder must have the legal right and authority to make the proposal for consideration at the meeting and the shareholder must give timely written notice thereof to the Secretary of the Company. In order to be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 30 days nor more than 60 days prior to the meeting. In the event that less than 40 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The specific requirements of these advance notice and eligibility provisions are set forth in Article II and Article III of the Company's By-Laws, a copy of which is available upon request. Such request and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                           INCORPORATION BY REFERENCE

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this proxy statement, in whole or in part), the Compensation Report of the Compensation Committee, the Performance Graph and the Report of the Audit Committee shall not be incorporated by reference in any such filings.

                                 ANNUAL REPORTS

     The Annual Report to Shareholders for the 2002 fiscal year accompanies this Proxy Statement. The Annual Report is not used as part of this solicitation material and no action will be taken with respect to it at the Annual Meeting. In addition, a copy of the Company's Annual Report on Form 10-K for the 2002 fiscal year as filed with the Securities and Exchange Commission, including financial statements but excluding exhibits, may be obtained without charge upon written request to David A. Kapp, Secretary, Shoe Carnival, Inc., 8233 Baumgart Road, Evansville, Indiana 47725.

                         CHARTER OF THE AUDIT COMMITTEE
                          OF THE BOARD OF DIRECTORS OF
                               SHOE CARNIVAL, INC.
Purpose
     The Audit Committee of the Board of Directors of Shoe Carnival, Inc. (the "Company") is appointed by the Board to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditor, and (4) the Company's compliance with legal and regulatory requirements.

     The Audit Committee is also responsible for producing the annual report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's proxy statement.

Committee Membership

     The Audit Committee shall consist of at least three directors. The members of the Audit Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and SEC rules and regulations.

     The members and the Chair of the Audit  Committee shall be appointed by the
Board  on  the  recommendation  of  the  Nominating  and  Corporate   Governance
Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

     The Audit Committee shall have the sole authority to retain and terminate the independent auditor (subject, if applicable, to shareholder ratification), and to approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditor. The Audit Committee may consult with management but shall not delegate these responsibilities to management.

     The Audit Committee shall preapprove all auditing services and non-audit services (subject to a de minimus exception) provided to the Company by the independent auditor and shall be directly responsible for the appointment, compensation and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting, as required by Section 10A of the Exchange Act. The Audit Committee may delegate its responsibility to preapprove auditing and non-audit services to one or more of its members, whose decisions must be presented to the full Audit Committee at each of its scheduled meetings.

     The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate.

     The Audit Committee shall have the authority, to the extent it deems necessary or appropriate and without seeking Board approval, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, personnel responsible for the internal audit function and the independent auditor in separate executive sessions at least quarterly. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

     The Audit Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.


                                  Appendix A

     The  Audit   Committee   shall   review  and  approve   all   related-party
transactions.

     The Audit Committee shall make regular reports to the Board which shall include a review of any issues that arise with respect to the quality or integrity of the Company's financial statements. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.

     The Audit Committee shall also perform the following functions:

Financial Statement and Disclosure Matters

     1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     2. Review and discuss with management and the independent auditor the Company's quarterly financial statements, including disclosures made in management's discussion and analysis, prior to the filing of its Form 10-Q, including the results of the independent auditor's reviews of the quarterly financial statements.

     3. Discuss with management and the independent auditor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies, as well as significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

     4. Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

     5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     6. Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

     7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

     a. The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, any internal auditors or management.

     b. The management letter provided by the independent auditor and the Company's response to that letter.

     c. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management, including any accounting adjustments that were noted or proposed by the auditor but were "passed" (as being immaterial or otherwise).

Oversight of the Company's Relationship with the Independent Auditor

     8. Review the experience and qualifications of the senior members of the independent auditor team.

     9. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor's internal quality-control procedures,
(b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

    10. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the personnel responsible for the internal audit function. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

    11. Assure the regular rotation of the lead audit partner of the independent auditor as required by Section 10A of the Exchange Act.

    12. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

    13. Set policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

    14. Discuss with the national office of the independent auditor issues on which it was consulted by the Company's audit team and matters of audit quality and consistency.

    15. Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

    16. Obtain and review the report required under Section 10A of the Exchange Act from the independent auditor.

Oversight of the Company's Internal Audit Function

    17. Discuss with the independent auditor the responsibilities, budget and staffing of the internal audit function and any recommended changes in the planned scope of the internal audit.

    18. Review with the Board the performance of the Company's internal audit function.

Compliance Oversight Responsibilities

    19. Obtain from the independent auditor assurance that the provisions of Section l0A of the Exchange Act respecting the detection and reporting of illegal acts have not been implicated.

    20. Obtain reports from management and the independent auditor that the Company is in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

    21. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

    22. Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Proxy - Shoe Carnival, Inc.

Proxy Solicited on Behalf of The Board of Directors
For The Annual Meeting of Shareholders -- June 12, 2003


The undersigned appoints Mark L. Lemond and J. Wayne Weaver, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the Common Stock of Shoe Carnival, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the annual meeting of shareholders thereof to be held at the Evansville Marriott, 7101 North U.S. Route 41, Evansville, Indiana on June 12, 2003, or at any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. Unless otherwise marked, this proxy will be voted FOR the election as Director of the nominee listed under Proposal 1 and FOR Proposal 2.

YOUR VOTE IS IMPORTANT!

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Shoe Carnival, Inc.
Annual Meeting Proxy Card

A   Election of Director
1.  The Board of Directors recommends a vote FOR the listed nominee.

                                           For     Withold
01 - William E. Bindley                   [    ]    [    ]



B   Issue
The Board of Directors recommends a vote FOR the following proposal.


2.  Proposal to ratify the appointment of Deloitte & Touche LLP, as auditors for the Company for 2003.
                                               For     Against     Abstain
                                               [    ]   [    ]      [    ]

3. In their discretion, to transact such other business that may properly come before the meeting.


C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.



Signature 1 - Please keep signature within the box



Signature 2 - Please keep signature within the box



Date (mm/dd/yyyy)

       /    /